EXHIBIT 2.2

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                       OF

            SERIES A JUNIOR PARTICIPATING CUMULATIVE PREFERRED STOCK

                                       OF

                          DISCOVERY LABORATORIES, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

      DISCOVERY LABORATORIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution establishing a series of 50,000 shares of Preferred Stock of the Corporation designated as "Series A Junior Participating Cumulative Preferred Stock":

      RESOLVED, that pursuant to the authority conferred on the Board of Directors of the Corporation by the Restated Certificate of Incorporation, as amended, a series of Preferred Stock, par value $.001 per share (as adjusted for stock splits, stock dividends and reclassifications, if any), of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

            Series A Junior Participating Cumulative Preferred Stock

      Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), and the number of shares initially constituting such series shall be 50,000; provided, however, that if more than a total of 50,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Shareholder Rights Agreement dated as of February 6, 2004, between the Corporation and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, may direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Restated Certificate of Incorporation of the Corporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

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      Section 2. Dividends and Distributions.

            (A)(i) Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, if any, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock of the Corporation and of any other junior stock of the Corporation, shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provisions for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends distributed by the Corporation, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock of the Corporation or a subdivision of the outstanding shares of Common Stock of the Corporation (by reclassification or otherwise), declared on the Common Stock of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. The multiple of cash and non-cash dividends declared on the Common Stock of the Corporation of the Corporation to which holders of the Series A Preferred Stock are entitled, which shall be 10,000 initially but which shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event that the Corporation shall at any time after February 6, 2004 (the "Rights Declaration Date") (i) declare or pay any dividend on the Common Stock of the Corporation of the Corporation payable in shares of Common Stock of the Corporation of the Corporation, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock of the Corporation of the Corporation (by reclassification or otherwise than by payment of a dividend in shares of Common Stock of the Corporation) into a greater or lesser number of shares of Common Stock of the Corporation, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately after such event and the denominator of which is the number of shares of Common Stock of the Corporation that were outstanding immediately prior to such event.

                  (ii) Notwithstanding anything else contained in this Section 2(A), the Corporation shall, out of funds legally available for that purpose, declare a dividend or distribution on the Series A Preferred Stock as provided in this Section 2(A) immediately after it declares a dividend or distribution on the Common Stock of the Corporation (other than a dividend payable in shares of Common Stock of the Corporation); provided, that in the event no dividend or distribution shall have been declared on the Common Stock of the Corporation during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.


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

            (B) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors of the Corporation may fix in accordance with applicable law a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

      Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

            (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Corporation. The number of votes which a holder of a share of Series A Preferred Stock is entitled to cast, which shall initially be 10,000 but which may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock of the Corporation payable in shares of Common Stock of the Corporation or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock of the Corporation (by reclassification or otherwise than by payment of a dividend in shares of Common Stock of the Corporation) into a greater or lesser number of shares of Common Stock of the Corporation, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled shall be the Vote Multiple immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately after such event and the denominator of which is the number of shares of Common Stock of the Corporation that were outstanding immediately prior to such event.

            (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock of the Corporation and the holders of shares of any other capital stock of the Corporation having general voting rights, shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.


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

            (C) Except as otherwise required by applicable law or as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock of the Corporation as set forth herein) for taking any corporate action.

      Section 4. Certain Restrictions.

            (A) Whenever dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of capital Stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) except as permitted in Section 4(A)(iv) below, redeem, purchase or otherwise acquire for consideration shares of capital Stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of capital Stock of the Corporation of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors of the Corporation) to all holders of such shares upon such terms as the Board of Directors of the Corporation, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, under subsection
(A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.


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

      Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors of the Corporation, subject to the conditions and restrictions on issuance set forth herein.

      Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (x) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $10,000 per share or
(2) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount to be distributed per share to holders of Common Stock of the Corporation or (y) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare or pay any dividend on Common Stock of the Corporation payable in shares of Common Stock of the Corporation or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock of the Corporation (by reclassification or otherwise than by payment of a dividend in shares of Common Stock of the Corporation) into a greater or lesser number of shares of Common Stock of the Corporation, then in each such case the aggregate amount per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (x) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately after such event and the denominator of which is the number of shares of Common Stock of the Corporation that were outstanding immediately prior to such event.

      Neither the consolidation of nor merging of the Corporation with or into any other corporation or corporations, nor the sale or other transfer of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

      Section 7. Consolidation, Merger, etc. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock of the Corporation are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock of the Corporation is


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

changed or exchanged, plus accrued and unpaid dividends, if any, payable with respect to the Series A Preferred Stock. In the event that the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock of the Corporation payable in shares of Common Stock of the Corporation or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock of the Corporation (by reclassification or otherwise than by payment of a dividend in shares of Common Stock of the Corporation) into a greater or lesser number of shares of Common Stock of the Corporation, then in each such case, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately after such event and the denominator of which is the number of shares of Common Stock of the Corporation that were outstanding immediately prior to such event.

      Section 8. Redemption. The shares of Series A Preferred Stock shall not be redeemable; provided, however, that the foregoing shall not limit the ability of the Corporation to purchase or otherwise deal in such shares to the extent otherwise permitted hereby and by law.

      Section 9. Ranking. Unless otherwise expressly provided in the Restated Certificate of Incorporation of the Corporation, as may be amended or restated from time to time, or a Certificate of Designations relating to any other series of preferred stock of the Corporation, the Series A Preferred Stock shall rank junior to every other series of the Corporation's preferred stock previously or hereafter authorized, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Stock of the Corporation.

      Section 10. Amendment. The Restated Certificate of Incorporation and this Certificate of Designations shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

      Section 11. Fractional Shares. Series A Preferred Stock may be issued in whole shares or in any fraction of a share that is one ten-thousandth (1/10,000th) of a share or any integral multiple of such fraction, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one ten-thousandth (1/10,000th) of a share or any integral multiple thereof.


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            IN WITNESS WHEREOF, Discovery Laboratories, Inc., has caused this certificate to be signed on its behalf by its President and Chief Executive Officer, this 6th day of February, 2004.

                                            DISCOVERY LABORATORIES, INC.


                                            By: /s/ Robert J. Capetola
                                                --------------------------------
                                                Name: Robert J. Capetola, Ph.D.
                                                Its:  President and
                                                      Chief Executive Officer


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